EXHIBIT 10.19 (C)



                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered Into as of August 15, 1997, by and between Ventana Medical Systems, Inc. ("Borrower") whose address Is 3865 North Business Drive, Tucson, Arizona 85705, and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other Indebtedness which may be owing by Borrower to Bank, Borrower is Indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated February 20, 1995, (the "Loan Agreement), as amended. The Loan Agreement provided for, among other things, a Committed Line In the original principal amount of Two Million Seven Hundred Fifty Thousand and 001100 Dollars ($2,750,000.00) (the "Revolving Facility"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Obligations is secured by the Collateral as defined in the Loan Agreement, and a Collateral Assignment, Patent Mortgage and Security Agreement dated February 20, 1995. Additionally, repayment of the Obligations Is guaranteed by Bio Tek Solutions, Inc. (the "Guarantor") pursuant to an Unconditional Guaranty (the "Guaranty"). The Guaranty Is secured by a Guarantor Security Agreement dated March 22, 1996. Concurrently herewith, the aforementioned Guaranty and Guarantor Security Agreement are being released pursuant to the terms of this Loan Modification Agreement

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement.

          1. Section 1.1 entitled "Definitions' is hereby amended in part to read as follows:

               "Revolving Maturity Date" means February 15,1998.

          2. Subsection (a) of Section 2.3 entitled "Interest Rates, Payments and Calculations" is hereby amended in its entirety) to read as follows:

               Any Advances evidenced by the Note shall bear Interest, on the average Daily Balance, at a rate per annum equal to the Prime Rate.

          3. Section 6.8 entitled "Quick Ratio" is hereby amended in its entirety to read as follows:

               Borrower shall maintain, on a quarterly basis and without consolidation, a ratio of Quick Assets to Current Liabilities of at least 1.50 to 1.00.

          4. Section 6.10 entitled "Debt-Net Worth Ratio" is hereby amended in its entirety to read as follows:

               Borrower shall maintain, on a quarterly basis and without consolidation a ratio of Total Liabilities to Tangible Net Worth of not more than 1.00 to 1.00.


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     B.   Release of Guaranty.

               Bank, by Its acceptance hereof, agrees to release the Guaranty of Bio Tek Solutions, Inc., provided that no Event of Default has occurred and is continuing under any of the Existing Loan Documents (other than the default waived herein). All parties to this Loan Modification Agreement acknowledge and agree that Bank's release of the Guaranty In no way shall limit or impair Bank's right against Borrower or against any security pledge by the foregoing parties.

     C.   Waiver of Default.

               Bank hereby waives Borrowers existing default under the Loan Agreement by virtue of Borrower's failure to comply with the profitability covenant as of the quarter ended June 30, 1997. Bank's waiver of Borrower's compliance of this covenant shall apply only to the foregoing period. Accordingly, for the quarter ending September 30,1997, Borrower shall be in compliance with this covenant

               Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenant as of all other dates and (2) shall not limit or Impair the Bank's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below). agrees that it has no defenses against the obligations to pay any amounts under the Existing Loan Documents.

6. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrowers representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and In full force and effect Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement In no way shall obligate Bank to make any future modifications to the Obligations. Nothing In this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the Intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by sank In writing. No maker, endorsers or guarantor will be released by virtue of this Loan Modification Agreement The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.



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     This Loan  Modification  Agreement Is executed as of the date first written above.

BORROWER:                                   BANK:

VENTANA MEDICAL SYSTEMS, INC.               SILICON VALLEY BANK


By: /s/ Pierre Sice                         By: /s/ Kevin J. Conway
   -------------------------------              --------------------------------
 Name: Pierre Sice                          Name: Kevin J. Conway
Title: VP & CFO                             Title: VP














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